Registration No. ____________________

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WILLOWTREE ADVISOR, INC.
(Name of small business issuer in its charter)

Nevada	700	54-2153837
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

WILLOWTREE ADVISOR, INC.	CT CORPORATION OF NEVADA
1411 Hedgelawn Way	6100 Neil Road
Raleigh, NC 27517	Suite 500
(919) 872-8814	Reno, Nevada 89544
(775) 688-3061
(Address and telephone of registrant's executive office)	(Name, address and telephone number of agent for service)
Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue
Suite 503
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [   ]

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CALCULATION OF REGISTRATION FEE

	Amount To Be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Share	Offering Price	Fee [1]
Common Stock by Selling
Shareholders	1,485,000	$0.05	$74,275	$7.96

Total	1,485,000	$0.05	$74,275	$7.96

[1]     Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

WILLOWTREE ADVISOR, INC.
1,485,000 Shares of Common Stock

We are registering for sale by selling shareholders, 1,485,000 shares of common stock. We will not receive any proceeds from the shares sold by the selling shareholders.

The offering period will be for the sale of the shares will be two hundred and seventy (270) days from the date of this prospectus.

The sales price to the public is fixed at $0.05 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. Currently we are not listed for trading on any national securities exchange or the Nasdaq Stock Market. If our common stock becomes quoted on the Bulletin Board, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

Our shares of common stock are not traded anywhere.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________________.

SUMMARY OF OUR OFFERING

Our business

We are a development stage company. We are a company without revenues or operations, we have minimal assets and have incurred losses since inception. We intend to provide landscaping advice to our customers. We intend to deliver our advice by email for a fee. Our target market will be made up of new homeowners, home remodelers and professional landscapers. We intend to be defined by the quality of our advisory services. Those aspects will include superior custom landscape and implementation plans, professional advice and plant and product recommendations. We are currently developing a website (www.willowtreeadvisor.com) that will be the virtual business card and portfolio for the company, as well as its online "home." It will showcase the portfolio to all future customers and the variety of advisory services that we will offer. Currently, we have no customers and there is no assurance we will ever have any customers. The website will provide prospective customers with a virtual view of the advisory services we intend to represent and idea generating landscape events taking place in their area. We have not generated any revenues and the only operations we have engaged in is the development of our business plan which is disclosed herein and the conceptualization of the initial website. We intend to charge our customers for advice and furnish our information via email. Further we intend to refer business to Willow Tree Landscaping, a landscaping business owned and controlled by our president, Cynthia Allison. Finally, we may have to contract with third party specialists to render services in connection with Internet marketing, financial reporting and preparation and filing of reports with the Securities and Exchange Commission.

Our principal executive office is located at 1411 Hedgelawn Way, Raleigh, North Carolina 27615. Our telephone number is (919) 872-8814 and our registered agent for service of process is the Corporation Trust Company of Nevada, located at 6100 Neil Road, Suite 500, Reno, Nevada 89511. Our fiscal year end is June 30.

The offering

Following is a brief summary of this offering:

Securities being offered by selling shareholders	1,485,000 shares of common stock
Offering price per share	$0.05
Net proceeds to us	None
Number of shares outstanding before the offering	6,485,000
Number of shares outstanding after the offering if all of the shares are sold	6,485,000

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of	As of	As of
	December 31, 2005	June 30, 2005	June 30, 2004
	(Unaudited)	(Audited)	(Audited)
Balance Sheet
Total Assets	$60	$0	$81
Total Liabilities	$43,665	$27,976	$13,050
Stockholders Equity (Deficit)	$(43,605)	$(27,976)	$(12,969)

	From Inception	From Inception	From Inception
	through	through	through
	December 31, 2005	June 30, 2005	June 30, 2004
	(Unaudited)	(Audited)	(Audited)
Income Statement
Revenue	$0	$0	$0
Total Expenses	$218,605	$202,976	$187,969
Net Loss	$(218,605)	$(202,976)	$(187,969)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with WILLOWTREE ADVISOR, INC.

1. Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

2. We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

We were incorporated in June 2004 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $218,605 of which $43,206 is for professional fees; $174,950 is for services provided by our sole officer and $449 is for general and administrative expenses. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	our ability to attract clients who will buy our services from us and our website
*	our ability to generate revenues through the sale of our services

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.

3. If we do not attract clients, we will not make a profit which ultimately will result in a cessation of operations.

We have no clients. We have not identified any clients and we cannot guarantee we ever will have any clients . Even if we obtain clients, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

4. If we do not make a profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit marketing our services. The sale of services is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough clients to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

5. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting clients and result in a lack of revenues that may cause us to suspend or cease operations.

Our sole officer and director, Cynthia Allison, will only be devoting limited time to our operations. Cynthia Allison, our president and sole director will be devoting approximately 15 hours per week of her time to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to our officers and directors. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

6. Because our sole officer and director does not have prior experience in the marketing of products or services via the Internet, we may have to hire individuals or suspend or cease operations.

Because our sole officer and director does not have prior experience in the marketing of products or services via the Internet, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations.

7. Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the Securities Exchange Act of 1934, we may have to hire individuals which could result in an expense we are unable to pay.

Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment.

8. Because we have only one officer and director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

We have only one officer and director. She is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, she will be responsible for the administration of the controls. Should she not have sufficient experience, she may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC.

Risks associated with this offering:

9. Because our sole officer and director who is also our sole promoter, owns 77.10% of the total outstanding common stock, she retains control of us and is able to decide who will be directors and you may not be able to elect any directors which could decrease the price and marketability of the shares.

Ms. Cynthia Allison will own 77.10% of our total outstanding common stock. As a result, Ms. Allison is able to elect all of our directors and control our operations, which could decrease the price and marketability of the shares.

10. Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

11. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

12. NASD sales practice requirements may limit a stockholder's ability to buy and sell our stock.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock in this offering. All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The price of the shares has been determined by Cynthia Allison, our sole officer and director. She selected the $0.05 price the sale of our shares of common stock. It was the price our shareholders paid for their shares. Currently there is no market for the shares and we wanted to give our shareholders the ability to sell their shares. If our shares are listed for trading on the Bulletin Board, the price of the shares will be established by the market.

DILUTION

Since all of the shares of common stock being registered are already issued and outstanding, no dilution will result from this offering.

PLAN OF DISTRIBUTION

There are 48 selling shareholders. They may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.05 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. or another exchange. There is, however, no assurance of when, if ever, the shares will become traded on the Bulletin Board or any other exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock, estimated to be $10,000.00. The selling shareholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met. There are no pre-existing contractual agreements for any person to purchase the shares.

Of the 6,485,000 shares of common stock outstanding as of March 10, 2006, 5,000,000 shares are owned by our sole officer and director and may only be resold pursuant to this registration statement or in compliance with Rule 144 of the Securities Act of 1933.

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Section 15(g) of the Exchange Act

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

BUSINESS

General

We were incorporated in the State of Nevada on June 16, 2004. We have not started operations. We are developing a website (www.willowtreeadvisor.com) that will offer a comprehensive list of advisory services that we can provide to the residential homeowners and professional landscapers. We have not generated any revenues and the only operation we have engaged in is the development of a business plan. We maintain our statutory registered agent's office at 6100 Neil Road, Suite 500, Reno, Nevada 89511. Our business office is located at 1411 Hedgelawn Way, Raleigh, North Carolina 27615. Our telephone number is (919) 872-8814. This is the home office of our President, Cynthia Allison. We do not pay any rent to Ms. Allison and there is no agreement to pay any rent in the future.

We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change. Our plan of operation is forward looking and there is no assurance that we will ever begin operations. Our prospects for profitability are not favorable if you consider numerous Internet-based companies have failed to achieve profits with similar plans.

We have not conducted any market research into the likelihood of success of our operations or the acceptance of our products or advisory services by the public.

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our sole officer and director to fund operations.

We have completed a private placement of securities and raised $74,250 gross proceeds, $66,250 net proceeds. We have begun conducting our operations. All of the information contained herein is forward looking.

We do not consider our self to be a "blank check" company as that term is defined in Rule 419 of Regulation C of the Securities Act of 1933 and we do not intend to merge with or be acquired by another company in the foreseeable future.

Advisory Services

We intend to position ourselves as a advisory service provider within home and professional landscape market. We intend to offer comprehensive professional advice to our customers. Our target market will be made up of new homeowners, home remodelers and professional landscapers. We intend to be defined by the quality of our advisory services. Those aspects will include superior custom landscape and implementation plans, professional advice and plant and product recommendations.

We intend to offer the following advisory services:

Foundation and Problem Solving
*	Fine Grading
*	Drainage
*	Erosion Control
*	Water Flow Patterns

Planning
*	Layout and Design
*	Internal and External Views
*	Budgeting
*	Hardscapes
*	Outdoor Kitchens
*	Ponds
*	Plants and Plant Alternatives

How to Advice
*	Pond Installation
*	Stone Wall Construction
*	French Drain Installation
*	Plant Selection and Installation
*	Find Grading, Drainage, Erosion Control and Water Flow
*	Building Materials
*	Building Plans and Processes

We will provide comprehensive landscape advice to our customers and will regularly update our website with customer satisfaction testimonials, and service offerings and new local events.

Website

Currently our website is undeveloped. We intend to initiate the development of our website within the next fee weeks.

W intend to hire an outside technology provider to develop our website. The IT company we hire will provide the following services and products for the website: disk space, bandwidth, 155 mbit backbone, pop mailboxes, e-mail forwarding, e-mailing aliasing, auto responder, front page support, unlimited FTP access, hotmetal/miva script, shopping cart, secure transactions signio support and cybercash support. The foregoing will allow us to transact the sale of our advisory services, promote our services in an attractive fashion, and communicate with our clients on-line.

The www.willowtreeadvisor.com will become the virtual business card and portfolio for our company as well as its online "home." It will showcase the advisory services we will supply and the portfolio of all future customers and the variety of advisory services that we will offer. Currently, we have no customers and there is no assurance we will ever have any customers.

The website will further exhibit links to landscape events taking place in the southeastern United States. The links will provide customers and prospective customers with a listing of events and dates taking place in their geographical area.

The website will be a simple, well-designed site that is in keeping with the latest trends in user interface design. A site that is too flashy or tries to use too much of the latest Shockwave or Flash technology can be overdone and cause potential clients to look elsewhere. To those prospective clients that we are targeting, time is valuable and a website that takes too long to load or is difficult to navigate would not appeal to them.

We believe that the lack of financial security on the Internet has been hindering economic activity. To ensure the security of transactions occurring over the Internet, U.S. federal regulations require that any computer software used within the United States contain a 128-bit encoding encryption, while any computer software exported to a foreign country contain a 40-bit encoding encryption.

There is uncertainty as to whether the 128-bit encoding encryption required by the U.S. is sufficient security for transactions occurring over the Internet. Accordingly, there is a danger that any financial (credit card) transaction via the Internet will not be a secure transaction. We are now considering risks such as the loss of data or loss of service on the Internet from technical failure or criminal acts in our system specifications and in the security precautions in the development of our website. There is no assurance that such security precautions will be successful.

Other than investigating potential technologies in support of our business purpose and the preparation of our plan of operations, we have had no material business operations since inception in June 2004. At present, we have yet to acquire or develop the necessary technology assets in support of our business purpose to become an Internet-based landscape advisor to new homeowners, home remodelers and other landscape professionals.

The Internet is a worldwide medium of interconnected electronic and/or computer networks. Individuals and companies have recently recognized that the communication capabilities of the Internet provide a medium for not only the promotion and communication of ideas and concepts, but also for the presentation and sale of information, goods and services.

Procedure for Obtaining Advice
1.	A client will email questions and photos as appropriate, related to our advisory services.
2.	We will estimate our fee and request that the estimated fee be paid by credit card.
3.	We will research the questions and respond by email.

Marketing Strategy

We intend to negotiate strategic alliances with professional landscape companies in various markets in the southeastern United States to promote their products and services. We will charge a fee for predetermined alliance periods. We will offer direct advertising of our advisory services including flyers and promotional material that we create for distribution by mailing and handouts at trade shows and retail outlets.

We plan to attend industry trade shows that are oriented towards creating opportunities for us to develop important strategic alliances with landscape companies in the US and Canada. Examples of trade shows targeted to homeowners are the Southern Ideal Home Show in Charlotte, Greensboro, and Raleigh, North Carolina. Examples of trade shows featuring landscape professionals are the Mid-Atlantic Nursery Trade Show in Baltimore, Maryland, Pro Days in Raleigh, North Carolina and "Green & Growin" Trade Show in Winston-Salem, North Carolina. These would be opportunities to meet and network with hundreds of landscape customers and professionals. Initially we will contact the key database of professional landscape company contacts provided by our president, Cynthia Allison in order to attract initial customers and strategic partners. We also intend to attract and add new clients through our website.

Other methods of communication will include:

*	Email mailings - regular e-mailings to potential customers with updated company information and special offers
*	Direct mail - brochures and newsletters
*	Publications - supply creative landscape projects to various landscape publications to which we subscribe.
*	Informal marketing/networking - activities such as joining organizations or attending tradeshows and conferences.

Customer-based marketing will include:

*	Emphasizing repeat sales to clients who have used our advisory services
*	Exploring additional sales tactics to increase the total revenue per client through the sale of extra advisory services
*	Additional sales facilitated by links to our website
*	Strategic partnerships such as cooperative advertising

Website Marketing Strategy

Web marketing will start with our known contacts whom we will ask to recommend our site. We will continue the strategy with long-term efforts to develop recognition in professional forums. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.

Revenue

Initially, we intend to generate revenue from three sources:

1.	Term Fee - By charging a fee for a given terms from various suppliers who link with our website to advertise or promote their products or services;
2.	Fixed Fee - By charging a fixed fee to all customers for use of specific instructions in the " how to" section of our website.
3.	Hourly Fee - By charging an hourly fee for advisory services.

We intend to develop and maintain a database of all our clients so that we can anticipate various landscape needs and continuously build and expand our advisory services.

There is no assurance that we will be able to interest professional landscape companies in promoting their products and services on our website or in promotional materials.

Competition

We compete with landscape companies, entities that provide landscape counseling, and landscape architects. We do not provide landscaping services or landscaping materials. Most landscape companies, landscape counselors and landscape architects have their own websites. We will not be differentiating our self from the foregoing, but merely competing with them. We will offer advice for all aspects of the landscape experience - fine grading, draingage, erosion control, personalized landscape designs, plant and tree selections, irrigation system recommendations, lawn care, down to any specific landscape related question or need a customer may have. We intend to act as a personal landscape advisor throughout the landscape project.

The landscape market is a large fragmented market and may be difficult to penetrate. Our competitive position within the industry is negligible in light of the fact that we have not started our operations. Older, well-established local and some regional landscape professionals with records of success currently attract customers. Since we have not started operations, we cannot compete with them on the basis of reputation. We do expect to compete with them on the basis of the range of advisory services and the quality of advisory services that we intend to provide.

Cynthia Allison, our president will be devoting approximately 15 hours a week of her time to our operations. Once we begin operations, and are able to attract more and more clients to use our advisory services, Cynthia Allison has agreed to commit more time as required. Because Ms. Allison will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to Ms. Allison. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees

We are a development stage company and currently have no employees, other than our sole officer and director. We intend to hire additional employees on an as needed basis.

Offices

Our offices are currently located at 1411 Hedgelawn Way, Raleigh, North Carolina 27615. Our telephone number is (919) 872-8814. This is the home office of our President, Cynthia Allison. We do not pay any rent to Ms. Allison and there is no agreement to pay any rent in the future. We have no plan to move our office.

Government Regulation

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. However, the Internet is increasingly popular. As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties. We will not provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products.

We are not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs. In addition, because our advisory services are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. We are qualified to do business only in Nevada. Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

Other than the foregoing, no governmental approval is needed for the sale of our advisory services.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION

This section of the prospectus includes a number of forward- looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Plan of Operation

We are a start-up corporation and have not yet generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months. We raised $74,250 gross proceeds, $64,250 net proceeds through a private placement. We believe the $64,250 amount will fund operations for at least one year.

We will not be conducting any product research or development. Further we do not expect significant changes in the number of employees.

Our specific goal is to complete the development of our website and assemble a client database. We intend to accomplish the foregoing through the following milestones:

1. We intend to establish our office and acquire the equipment we need to begin operations. Establishing our offices will take 30-60 days. We believe that it will cost $5,000 to establish our office. We do not intend to hire employees. Our sole officer and director will handle our administrative duties. A detailed breakdown of the cost of operating our office is set forth in the Use of Proceeds section of this prospectus.

2. After our office is established, we intend to contact landscape professionals to offer their products and services on our website. We plan to attend industry trade shows that are oriented towards meeting new landscape prospects and customers and creating opportunities for us to develop important relationships with landscape professionals in the southeastern United States. We will also hire an outside web designer to begin development of the website. The negotiation of additional alliances with service providers and the development of the website will be ongoing during the life of our operations. As more service providers are added and as our customer database expands, we will have to be continually upgrading the website. We believe that it will cost up to $5,000 in order to have our website initially operational and $5,000 to have our database initially ready to receive information. Both the initial operation of the website and the database is anticipated to be ready within 120 days. As additional alliances are negotiated with service providers, we will up-grade the website. As our customer base increases we will up-grade the database. Both upgrades will be ongoing during the life of our operations.

3. As soon as our website is operational, which as we have said will be approximately 120 days, we will begin to market our website in the southeastern United States and through traditional sources such as trade magazines, conventions and conferences, newspaper advertising, telephone directories and flyers / mailers. We also intend to attend tradeshows and conferences. We intend to target residential customers and landscape professionals, to become potential users of our advisory services. Initially we will aggressively court the key database of contacts provided by our president, Cynthia Allison. We may utilize inbound links that connect directly to our website from other sites. Potential clients can simply click on these links to become connected to our website from search engines and community and affinity sites. We believe that it will cost a minimum of $10,000 for our marketing campaign. Marketing is an ongoing matter that will continue during the life of our operations. We also believe that we should begin to see results from our marketing campaign within 30 days from its initiation.

4. Our marketing program will combine sourcing out service providers as well as clients to utilize those services. The process of sourcing out service providers includes identifying landscape professionals and homeowners via the Internet and research in trade magazines and directories. This process will start as soon as our office is operational and will be ongoing during the life of our operations. Sourcing potential clients may consist of telephone surveys and may contain questions that would

"qualify" the potential clients. It will also involve research into existing databases available via the Internet to target and extract the applicable names and contacts to create our own customized database. We intend to look into the databases of landscape trade journals, business magazines, newspapers, trade magazines as well as telephone directories. The cost to source and analyze all of the material to identify suitable candidates to develop and maintain the database is estimated to be $5,000 to $10,000.

5. Within 90 days from the initial launch of our website, we believe that we will begin generating fees from our advisory services.

In summary, we should be in full operation and receiving orders within 120 days. We estimate that we will generate revenue 120 to 180 days after beginning operations.

Until our website is fully operational, we do not believe that clients will use our advisory services to meet their landscape needs. We believe, however, that once our website is operational and we are able to provide a wide selection of advisory services that we can offer to potential clients, they will utilize our services for their landscape needs.

If we are unable to negotiate suitable terms with service providers to enable us to represent their companies, or if we are unable to attract clients to use our advisory services, we may have to suspend or cease operations.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on June 16, 2004 to June 30, 2004

During the period we incorporated the company, hired the attorney, and hired the auditor for the preparation of this Registration Statement. We have prepared an internal business plan. We have reserved the domain name "willowtreeadvisor.com." Our net loss since inception is $218,605 of which $43,206 is for professional fees; $174,950 is for services provided by our sole officer and $449 is for general and administrative expenses. We expect to begin operations in approximately 120 days.

Since inception, we sold 5,000,000 shares of common stock to our sole officer and director for $175,000 in cash and services. Services rendered as of June 2004 by Ms. Allison consisted mainly of the following: development of the Company's business plan and corporate vision; selection and retention of securities counsel; selection and retention of independent auditors; preparation of the Company's initial financial statements, notes, and language for initial registration statement, development of the Company's initial marketing plan; discussions with our counsel and auditors; discussion with prospective company vendors and consultants. The value was determined to be $100/hour for 1750 hours of services per client. The initial stock issued to Ms. Allison consisted of 5,000,000 shares of our common stock. The shares were issued at the election and authorization of Ms. Allison, our sole director, principally for the aforementioned services which she performed. The shares were deemed by Ms. Allison (as director) to have an initial value of $0.035 per share, or $175,000 in the aggregate. This share pricing reflects a 30% discount from the shares registered for sale at $0.05 per share due to the restrictive nature of the shares issued. While the value of the services rendered is not easily and objectively measurable, the value of the shares received appeared more ascertainable and measurable, and accordingly was used for valuation purposes. The initial shares were recorded as an expense in our financial statements with a corresponding credit to contributed paid-in capital. Ms. Allison's services were provided in the period prior to the Company's organization and incorporation and will continue during the current period. Ms Allison's services included duties required to bring about the Company's business plan and corporate vision; selection and retention of securities counsel; selection of and retention of independent auditors; preparation of Company's initial financial statements, notes and language for initial registration statement; development of the Company's initial marketing plan; discussions with the Company's counsel and auditors; and discussion with prospective company vendors and consultants.

Liquidity and capital resources

We believe that we have enough money to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we are unable to successfully attract customers and negotiate strategic alliances or if we are unable to attract enough clients to utilize our advisory services, we may quickly use our money and will need to find alternative sources, like a public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash.

Our sole officer and director is willing to commit to loan us money for our operations. At the present time, we have not made any arrangements to raise additional cash. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. We believe that the money we have will allow us to operate for one year. Other than as described in this paragraph, we have no other financing plans.

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

In June 2004, we issued 5,000,000 shares of common stock pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933. This was accounted for as a sale of common stock.

As of December 31, 2005, our total assets were $60 and our total liabilities were $43,605 comprised of $32,177 owed to Cynthia Allison, our sole director and president for payments made to our attorney, to open a bank account, audit fees and accounts payable for professional fees. As of December 31, 2005, we had cash of $60. Cynthia Allison our sole officer and director is willing to loan us money should we exhaust the funds we currently have. Operations include but are not limited to filing reports with the Securities and Exchange Commission as well as the business activities contemplated by our business plan. Our current liabilities to our related party does not have to repaid at this time. Our related party liabilities consist of money advanced by our sole officer and director and she has agreed that we do not have to repay the same at this time and that the amount owed to her will only be repaid from future revenues.

Should we not be able to maintain operations, we will suspend operations until additional capital is available to us, or we will cease operations. Our management has no intention for us, if we cease operations and does not anticipate commencing negotiations with potential acquisition candidates. In the event we do not have adequate funds to do so, Cynthia Allison, our sole officer and director will manage our reporting obligations with the SEC and will advance funds to file current, quarterly and annual reports with the SEC should we not have the funds to do so. Ms. Allison's commitment to advance funds for SEC reports is not in writing and not legally binding upon him.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we have attract customers and generate revenues. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

On March 1, 2006, we completed a private placement of securities and raised gross proceeds of $74,250. The net proceeds to us was $64,250. We sold a total of 1,485,000 shares of common stock to 48 investors at a price of $0.05 per share. We have not used of the proceeds from our Private Placement offering as of the date of this prospectus. We believe that the net proceeds will last at least one year. We issued the foregoing 1,485,000 shares of common stock as restricted securities pursuant to the exemption from registration contained in Regulation 506 of the Securities Act of 1933 in that a Form D was filed with the Securities and Exchange Commission; an offering memorandum was delivered to all purchasers; all purchasers have a preexisting relationship with us. By preexisting relationship we mean that our president, Cynthia Allison, determined that each investor had such knowledge and experience in financial and business matters that he, she or it was capable of evaluating the merits and risks of the prospective investment and each had an established relationship with Ms. Allison through previous business dealings or as a result of personal friendship. Further, each investor represented that he was an accredited investor. Mr. Allison was not compensated for the introductions or the sales of securities by the Company. To our knowledge there are no connections, relationships or arrangements between them and any other entities other than as described herein.

If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

As of the date of this prospectus, we have begun establishing our officer, but have not generated any revenues.

As of December 31, 2005, our total assets were $60 and our total liabilities were $43,665.

Results of Operations

Since inception on June 16, 2004, we have not generated any revenues.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 148, "Exchanges of Nonmonetary Assets - an Amendment of APB Opinion No. 29", (hereinafter "SFAS No. 148"). This statement eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance, defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the Company's financial condition or results of operations.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67" (hereinafter "SFAS No. 152"), which amends FASB Statement No. 66, "Accounting for Sales of Real Estate", to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2, "Accounting for Real Estate Time-Sharing Transactions" (hereinafter "SOP 04-2"). This statement also amends FASB Statement No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects" to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the Company's financial condition or results of operations.

In November 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4" (hereinafter "SFAS No. 151"). This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the Company's financial condition or results of operations.

In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123(revised 2004),"Share-Based Payments" (hereinafter "SFAS No. 123 (R)"). This statement replaces FASB Statement No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS No. 123 (R) establishes standards for the accounting for share-based payment transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This statement covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based award, share appreciation rights and employee share purchase plans. SFAS No. 123 (R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the fair value of the award on the grant date (with limited exceptions). That cost will be recognized in the entity's financial statements over the period during which the employee is required to provide services in exchange for the award. Management has not currently evaluated the impact of adoption on its overall results of operations or financial position.

MANAGEMENT

Officers and Directors

Each of our directors serves until her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, age and position of our sole officer and director is set forth below:

Name	Age	Position Held
Cynthia Allison	54	President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary, and sole Director

Our sole director serves until our next annual meeting of the stockholders or until he resigns earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

The person named above has held her offices/positions since inception of our company and are expected to hold her offices/positions until the next annual meeting of our stockholders.

Background of our sole officer and director

Cynthia Allison - President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer and our sole director.

Since May 1997 Ms. Allison has been president and owner of Willow Tree Landscaping, Inc. located in Raleigh, North Carolina. Willow Tree Landscaping is a design and installation landscape company that specializes in garden structures including, stone retaining walls, raised planting beds, patios, built-in kitchens, fireplaces, water features, erosion control, plant design and installation, soil preparation, fencing, wrought iron design, and irrigation layout. Willow Tree Landscaping operates in a thirty mile radius of Raleigh, North Carolina. Since May 1997, Ms. Allison has rendered advice to the public about landscaping. Ms. Allison will devote 15 hours a week to our operations. The balance of the time will be devoted to Willow Tree Landscaping, Inc.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

Audit Committee and Charter

We have a separately-designated audit committee of the board. Audit committee functions are performed by our board of directors. None of our directors are deemed independent. All directors also hold positions as our officers. Our audit committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditory and any outside advisors engagement by the audit committee.

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Disclosure Committee and Charter

We have a disclosure committee and disclosure committee charter. Our disclosure committee is comprised of all of our officers and directors. The purpose of the committee is to provide assistance to the Chief Executive Officer and the Chief Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about us and the accuracy, completeness and timeliness of our financial reports.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers and directors during the three most recent fiscal years. Our fiscal year end is June 30. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

					Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
				Other
				Annual	Restricted	Securities
				Compen-	Stock	Underlying	LTIP	All Other
Name and Principal		Salary	Bonus	sation	Award(s)	Options /	Payouts	Compen-
Position [1]	Year	($)	($)	($)	($)	SARs (#)	($)	sation ($)
Cynthia Allison	2005	0	0	0	0	0	0	0
President. Treasurer,	2004	0	0	0	0	0	0	0
Secretary, and Director	2003	0	0	0	0	0	0	0

We have no employment agreements with Ms. Allison.. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

Option/SAR Grants

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans.

Compensation of Directors

We do not have any plans to pay our directors any money.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

MARKET FOR COMMON EQUITY AND RELATED MATTERS

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common shares. 6,485,000 shares of common stock are currently outstanding. 5,000,000 shares are currently owned by Cynthia Allison, our sole officer and director. Ms. Allison's shares can be sold pursuant to Reg. 144 of the Securities Act of 1933. The remaining 1,485,000 shares owned by the Selling Shareholders and those 1,485,000 shares cannot, at this time, be sold pursuant to Reg. 144 because they have not been owned for a period of one year from the date they were fully paid for, but may only be resold at this time pursuant to this prospectus. We do not have any equity compensations plans, any employee benefit plan, or any dividend reinvestment plans, and accordingly no shares are offered pursuant thereto. We have 49 holders of our shares of common stock. They are Cynthia Allison, our sole officer and director, and the 48 Selling Shareholders whose names are set forth in this prospectus. We have not declared any dividends on our shares of common stock during the last two years. There are no restrictions that limit our ability to pay dividends on our common stock or that are likely to do so in the future.

Previous Proposed Public Offering

On August 2, 2004, we filed a Form SB-2 registration statement was filed with the SEC offering of up 1,000,000 shares of common stock minimum, 2,000,000 shares of common stock, maximum (Registration No. 333-117840). The Form SB-2 was declared effective by the SEC on August 12, 2005 at 4:00 p.m. EDT. On November 30, 2005 we elected to terminate the offering and withdraw the registration statement pursuant to Reg. 477 of the Securities Act of 1933.

No offers of securities were made and no securities were sold, leaving all of the securities unsold.

We withdrew the registration statement because we believed that we could not comply with the laws of the State of North Carolina with respect to the offer or sale of the shares of common stock which are the subject matter of the Form SB-2 registration statement.

Thereafter, we undertook the private placement of our shares of common stock in Colorado, Illinois and North Carolina in compliance with their laws.

PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of his/her shares and possess sole voting and dispositive power with respect to the shares.

	Direct Amount of		Percent
Name of Beneficial Owner [1]	Beneficial Owner	Position	of Class
Cynthia Allison	5,000,000	President, Principal Executive Officer,	77.10%
1411 Hedgelawn Way		Principal Financial Officer, Principal
Raleigh, NC 27517		Accounting Officer, Treasurer, Secretary
		and sole Director

All officer and Directors as a	5,000,000		77.10%
Group (1 Person)

[1]     The person named above is our only promoter.

Securities authorized for issuance under equity compensation plans.

We have no equity compensation plans.

Selling Shareholders

The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares.

				Percentage of shares
		Percentage of		owned after the
	Total number of	shares owned	Number of	offering assuming all
	shares owned prior	prior to	shares being	of the shares are sold
Name	to offering	offering	offered	in the offering

Beard, Jon	40,000	0.62%	40,000	0%
313 Dalton Dr.
Raleigh, NC 27615

Botts, C. Dewey	30,000	0.46%	30,000	0%
675 Howard Tant Rd.
Zebulon, NC 27597

Botts, David,	30,000	0.46%	30,000	0%
1000 Trinity Ridge Rd.
Apt.101
Raleigh, NC 27607

Botts, Dorothy R.	30,000	0.46%	30,000	0%
675 Howard Tant Rd.
Zebulon, NC 27597

Bunch, Teresa	60,000	0.93%	60,000	0%
202 Copper Hill Dr.
Cary, NC 27511

Burch, Shirley L.	10,000	0.15%	10,000	0%
5824 Hedgemoor Dr.
Raleigh, NC 27612

Campbell Jr., Charles L.	20,000	0.31%	20,000	0%
10933 Raven Rock Dr.
Raleigh, NC 27614-9525

Coneo, Timothy L.	10,000	0.15%	10,000	0%
3605 Hoyt Ct.
Wheat Ridge, CO 80033

Couture, Allison	20,000	0.31%	20,000	0%
350 L. Gregerson Lane
Gorham, IL 62940

Creech, Patricia C.	30,000	0.46%	30,000	0%
4112 Redwine Dr.
Greensboro, NC 27410

Creech, Ronald E.	30,000	0.46%	30,000	0%
4112 Redwine Dr.
Greensboro, NC 27410

Donohoe, Terrence M.	60,000	0.93%	60,000	0%
333 N. Michigan Ave #3202
Chicago, IL 60601

Driver, Arlene G.	30,000	0.46%	30,000	0%
573 Mt. Sinai Rd.
Wilkesboro, NC 28697

Driver, Thomas E.	30,000	0.46%	30,000	0%
289 Mitchell Trail
Statesville, NC 28625

Egloff, Richard J.	30,000	0.46%	30,000	0%
8311 Warhawk Rd.
Conifer, CO 80433

Fowler, Joyce M.	20,000	0.46%	20,000	0%
2410 Folger Street
Raleigh, NC 27604

Fowler, William T.	20,000	0.31%	20,000	0%
2410 Folger Street
Raleigh, NC 27604

Haseman, Leslie	10,000	0.15%	10,000	0%
1575 S. Elm St.
Denver, CO 80222

Hoeltgen, Coleen M.	20,000	0.31%	20,000	0%
12669 W. Dorado Pl.
Littleton, CO 80127

Horne, J. Phillip	40,000	0.62%	40,000	0%
508 Daventry Drive
Greeville, NC 27858

Howard, David	60,000	0.93%	60,000	0%
200 W. Woodcraft PKWY
#50D
Durham, NC 27713

Jackson, William M.	60,000	0.93%	60,000	0%
1308 Briar Patch Lane
Raleigh, NC 27615

Johnson, Jessie Mae	10,000	0.15%	10,000	0%
3113 Charles B. Root Wynd.
Apt 228
Raleigh, NC 27612

Kennett, H.S.	40,000	0.62%	40,000	0%
3213 Fairforest Pl.
Raleigh, NC 27604

Ledford II, Donald C.	20,000	0.31%	20,000	0%
220 E. Drewry Lane
Raleigh, NC 27615

Ledford, Donald C.	40,000	0.62%	40,000	0%
1304 Briar Patch Lane
Raleigh, NC 27609

Lilley, Eugene F.	30,000	0.46%	30,000	0%
506 Peach Wood Pl.
Raleigh, NC 27609

McLaren, Ronald E.	15,000	0.23%	15,000	0%
4651-101 Timbermill Ct.
Raleigh, NC 26761

Miller, W. Stacy	20,000	0.31%	20,000	0%
815-6 Marlowe Rd.
Raleigh, NC 27609

Peterson, Shelby	20,000	0.31%	20,000	0%
3473-2B Forestdale Dr.
Burlington, NC 27215

Pettis, Edwin R.	20,000	0.31%	20,000	0%
202 Nouveau Ave.
Raleigh, NC 27615

Pickett, Ralph S.	20,000	0.31%	20,000	0%
8502-203 Six Forks Rd.
Raleigh, NC 27615

Sarine, Karen S.	40,000	0.62%	40,000	0%
8621 Gleneagles Drive
Raleigh, NC 27613

Sawarynski, Jeff	60,000	0.93%	60,000	0%
6750 Youngfield Ct.
Arvada, CO 80004

Scherich, Bryan	20,000	0.31%	20,000	0%
3473-2B Forestdale Dr.
Burlington, NC 27215

Scherich, Henry	30,000	0.46%	30,000
11 Barrington Place
Durham, NC 27705

Scherich, Linda	30,000	0.46%	30,000	0%
11 Barrington Place
Durham, NC 27705

Scherich, Nathan	20,000	0.31%	20,000	0%
350 L. Gregerson Lane Gorham, IL 62940

Schroeder, Peggy A.	30,000	0.46%	30,000	0%
8311 Warhawk Rd.
Conifer, CO 80433

Sherrer, Sr., James W.	40,000	0.62%	40,000	0%
1405 Hunting Ridge Rd.
Raleigh, NC 27615

Shute, Thomas R.	30,000	0.46%	30,000	0%
2109 Weybridge Dr.
Raleigh, NC 27615

Smitherman Jr., James S.	40,000	0.46%	40,000	0%
207 Fairview Dr.
Beaufort, NC 28516-1603

Spell, Jimmie D.	60,000	0.93%	60,000	0%
7505 Grist Mill Rd.
Raleigh, NC 27615

Sullivan, Ashley	30,000	0.46%	30,000	0%
4262 Tommie Sneed Rd.
Oxford, NC 27565

Sullivan, David T.	60,000	0.93%	60,000	0%
8384-203 Six Forks Rd.
Raleigh, NC 27615

Tomlinson, Gary E.	20,000	0.31%	20,000	0%
7421 Capstone Drive
Raleigh, NC 27615

Turlington, Henry A.	20,000	0.31%	20,000	0%
1600 Quaker Ridge Point
Raleigh, NC 27615

Ward, Ann M.	20,000	0.31%	20,000	0%
8502-203 Six Forks Rd.
Raleigh, NC 27615

Zeller, Gary W.	10,000	0.15%	10,000	0%
5317 Impatiens Ct.
Holly Springs, NC 27540-8625

TOTAL	1,485,000	22.90%	1,485,000	0.00%

[1]     The natural person who is the sole beneficial owner of the shares of J. Beck & Company is James Beck.

We issued the foregoing 1,485,000 shares of common stock as restricted securities pursuant to the exemption from registration contained in Regulation 506 of the Securities Act of 1933 in that a Form Ds was filed with the Securities and Exchange Commission; an offering memorandum was delivered to all purchasers; all purchasers have a preexisting relationship with us. By preexisting relationship we mean that our president, Cynthia Allison, determined that each investor had such knowledge and experience in financial and business matters that he, she or it was capable of evaluating the merits and risks of the prospective investment and each had an established relationship with Ms. Allison through previous business dealings or as a result of personal friendship. Further, each investor represented that he was an accredited investor. . To our knowledge there are no connections, relationships or arrangements between them and any other entities other than as described herein.

Future Sales of Shares

A total of 6,485,000 shares of common stock are issued and outstanding. Of the 6,485,000 shares outstanding, all are restricted securities as defined in Rule 144 of the Securities Act of 1933. Of the 6,485,000 restricted shares outstanding, 1,485,000 shares are being offered for sale by the selling shareholders in this offering.

Shares purchased in this offering, which will be immediately resalable without restriction of any kind.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.00001 par value per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares is at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016 is our transfer agent.

CERTAIN TRANSACTIONS

In June 2004, we issued a total of 5,000,000 shares of restricted common stock to Cynthia Allison, our sole officer and director in consideration of $50 cash and services as an officer valued at $174,950. The 5,000,000 shares were issued to Ms. Allison, our sole officer and director in exchange for 1,750 hours of her services that were valued at $100/hour. The shares represent 100% of our issued and outstanding shares. This represents the complete interest of our sole current shareholder prior to any future issuance of stock under this registration agreement.

Further, Ms. Allison has advanced funds to us for our legal, audit, filing fees, general office administration and cash needs. As of December 31, 2005, Ms. Allison advanced us $32,177 for our benefit. Ms. Allison will be repaid when funds become available. There is no due date for the repayment of the funds advanced by Ms. Allison. Ms. Allison will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Ms. Allison does not bear interest. There is no written agreement evidencing the advancement of funds by Ms. Allison or the repayment of the funds to Ms. Allison. The entire transaction was oral.

Ms. Allison allows us to use 144 square feet of space at her home for our office. We use the space on a rent free basis. The value of this space is considered immaterial for financial reporting purposes at June 30, 2004. There is no rental agreement. We have no plan to move our office.

Ms. Allison has advanced $32,177 to us for expenses incurred in connection with our incorporation, accounting and auditing fees and for preparation this registration statement.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements included in this prospectus have been audited from the period of inception on June 16, 2004 through June 30, 2005 by Williams & Webster, P.S., Certified Public Accountants, 601 West Riverside Avenue, Suite 1940, Spokane, Washington 99201. The unaudited financial statements for the period ending December 31, 2005, have been reviewed in accordance with Regulation S-X Article 10.

LEGAL MATTERS

Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm of Certified Public Accountants.

Our financial statements from inception to June 30, 2005 (audited), immediately follow:

WILLOWTREE ADVISORS, INC.
(A Development Stage Company)
BALANCE SHEETS

	December 31,
	2005	June 30,
	(unaudited)	2005
ASSETS

CURRENT ASSETS
Cash	$60	$-

TOTAL ASSETS	$60	$-

LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES
Accounts payable	$11,488	$6,564
Advances from related party	32,177	21,412
TOTAL CURRENT LIABILITIES	43,665	27,976

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDER'S DEFICIT
Preferred stock, $0.00001 par value, 100,000,000 shares authorized;
no shares issued and outstanding	-	-
Common stock, $0.00001 par value, 100,000,000 shares authorized;
5,000,000 shares issued and outstanding	50	50
Additional paid-in capital	174,950	174,950
Accumulated deficit during development stage	(218,605)	(202,976)
TOTAL STOCKHOLDER'S DEFICIT	(43,605)	(27,976)

TOTAL LIABILITIES AND
STOCKHOLDER'S DEFICIT	$60	$-

The accompanying notes are an integral part of these financial statements.

WILLOWTREE ADVISORS, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

								From Inception
								(June 16, 2004)
	Three Months Ended				Six Months Ended			through
	December 31,		December 31,		December 31,		December 31,	December 31,
	2005		2004		2005		2004	2005
	(unaudited)		(unaudited)		(unaudited)		(unaudited)	(unaudited)

REVENUES	$-		$-		$-		$-	$-

EXPENSES
Consulting services provided by director	-		-		-		-	174,950
General and administrative	30		30		330		50	449
Professional fees	1,000		1,795		15,299		3,623	43,206
Total Expenses	1,030		1,825		15,629		3,673	218,605

LOSS FROM OPERATIONS	(1,030)		(1,825)		(15,629)		(3,673)	(218,605)

PROVISION FOR INCOME TAX	-		-		-		-	-

NET LOSS	$(1,030)		$(1,825)		$(15,629)		$(3,673)	$(218,605)

BASIC AND DILUTED NET LOSS PER
SHARE $	nil	$	nil	$	nil	$	nil

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	5,000,000		5,000,000		5,000,000		5,000,000

The accompanying notes are an integral part of these financial statements.

WILLOWTREE ADVISORS, INC.
(A Development Stage Company)
STATEMENTS OF STOCKHOLDER'S DEFICIT

				Deficit
				Accumulated
			Additional	During	Total
	Common Stock		Paid-in	Development	Stockholder's
	Shares	Amount	Capital	Stage	Deficit

Balance, June 16, 2004 (Inception)	-	$-	$-	$-	$-

Initial issuance of stock at $0.035 per share in
exchange for services and cash provided by
director	5,000,000	50	174,950	-	175,000

Net loss for the period ended June 30, 2004	-	-	-	(187,969)	(187,969)

Balance, June 30, 2004	5,000,000	50	174,950	(187,969)	(12,969)

Net loss for the year ended June 30, 2005	-	-	-	(15,007)	(15,007)

Balance, June 30, 2005	5,000,000	50	174,950	(202,976)	(27,976)

Net loss for the period ended December 31, 2005	-	-	-	(15,629)	(15,629)

Balance, December 31, 2005 (unaudited)	5,000,000	$50	$174,950	$(218,605)	$(43,605)

The accompanying notes are an integral part of these financial statements.

WILLOWTREE ADVISORS, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

			From Inception
			(June 16, 2004)
	Six Months Ended		through
	December 31,	December 31,	December 31,
	2005	2004	2005
	(unaudited)	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(15,629)	$(3,673)	$(218,605)
Adjustments to reconcile net loss to net cash provided:
Stock issued for services	-	-	174,950
Changes in assets and liabilities:
Increase in accounts payable	4,924	3,623	26,336
Advances from related parties	10,765	-	17,329
Net cash provided (used) by operating activities	60	(50)	10

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Stock issued for cash	-	-	50
Net cash provided by financing activities	-	-	50

NET INCREASE (DECREASE) IN CASH	60	(50)	60

CASH, BEGINNING OF PERIOD	-	81	-

CASH, END OF PERIOD	$60	$31	$60

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

NON-CASH TRANSACTIONS:
Stock issued for services	$-	$-	$174,950

The accompanying notes are an integral part of these financial statements.

WILLOWTREE ADVISORS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED NOTES TO FINANCIAL STATEMENTS
December 31, 2005

NOTE - BASIS OF PRESENTATION

The foregoing unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Regulation S-B as promulgated by the Securities and Exchange Commission ("SEC"). Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles in the United States of America for complete financial statements. These unaudited interim financial statements should be read in conjunction with the audited financial statements for the period ended June 30, 2005. In the opinion of management, the unaudited interim financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented. Operating results for the six-month period ending December 31, 2005 are not necessarily indicative of the results that may be expected for the year ending June 30, 2006.

The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company's financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions and could have a material effect on the reported amounts of the Company's financial position and results of operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern
 As shown in the accompanying financial statements, the Company had an accumulated deficit of $218,605 incurred through December 31, 2005. The Company has no revenues and has recurring losses from operations. Management's plans are to begin generating revenues through offering landscaping advisory services. The Company is actively seeking additional capital and management believes that this will enable the Company to continue its operations. These plans, if successful, will mitigate the factors which raise substantial doubt about the Company's ability to continue as a going concern. There are inherent uncertainties and management cannot provide assurances that it will be successful in its endeavors.

The financial statements do not include any adjustments related to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue existence. The Company anticipates that it will need all of its current cash reserves to fully implement its business plan. The Company expects to control its cash outflows based upon current funds and funds received.

WILLOWTREE ADVISORS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED NOTES TO FINANCIAL STATEMENTS
December 31, 2005

Recent Accounting Pronouncements
 In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections," (hereinafter "SFAS No. 154") which replaces Accounting Principles Board Opinion No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements B An Amendment of APB Opinion No. 28". SFAS No. 154 provides guidance on accounting for and reporting changes in accounting principle and error corrections. SFAS No. 154 requires that changes in accounting principle be applied retrospectively to prior period financial statements and is effective for fiscal years beginning after December 15, 2005. The Company does not expect SFAS No. 154 to have a material impact on its consolidated financial position, results of operations, or cash flows.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153, "Exchange of Nonmonetary Assets an amendment of ARB Opinion No. 29." This statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion, however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

In December 2004, the Financial Accounting Standards Board issued to Statement of Financial Accounting Standards No. 123 (R), "Accounting for Stock Based Compensation" (hereinafter "SFAS No. 123R"). This statement supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS No. 123. This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans." The Company has determined that there was no impact to its financial statements from the adoption of this statement.

WILLOWTREE ADVISORS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED NOTES TO FINANCIAL STATEMENTS
December 31, 2005

In November 2004, the Financial Accounting Standards Board issued SFAS No. 151, "Inventory CostsC an amendment of ARB No. 43, Chapter 4." This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. Management does not believe the adoption of this statement will have any immediate material impact on the Company as the Company maintains no inventory.

Revenue Recognition
The Company will recognize revenue from contracts (1) upon actual sale (disposition) of such contracts and (2) upon actual cash collections for ongoing contracts. With these two types of revenue sources, revenue will thereby be recorded when there is persuasive evidence that an arrangement exists, services have been rendered, the contract price is determinable, and collectibility is reasonably assured (or, in the case of ongoing contracts, actually collected).

Use of Estimates
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

NOTE 3 - RELATED PARTY TRANSACTIONS

On occasion, the Company's shareholder pays corporate expenses. These related party payables, which are unsecured and non-interest bearing, are due on demand and totaled $32,177 at December 31, 2005.

The Company occasionally may utilize an office in the home of the Company's sole shareholder. No rent has been paid or accrued. At December 31, 2005, the value of this occasional space utilization is considered materially insignificant for financial reporting purposes.

NOTE 4 - STOCKHOLDER'S EQUITY

The Company is authorized to issue 100,000,000 shares of $0.00001 par value common stock. Each holder of common stock has one, non-cumulative vote per share on all matters voted upon by the shareholders. At December 31, 2005, the Company had 5,000,000 shares of common stock outstanding.

WILLOWTREE ADVISORS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED NOTES TO FINANCIAL STATEMENTS
December 31, 2005

The Company is also authorized to issue 100,000,000 shares of $0.00001 par value preferred stock. As of December 31, 2005, no preferred stock had been issued.

During the period ended June 30, 2004, the Company issued 5,000,000 restricted shares at $0.035 per share to the sole officer and director of the Company for services related to the development of the Company. The Company computed the number of shares issued in this transaction based on the fair value of services received and recognized an expense of $174,950 for services provided by the director.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Compliance with Environmental Regulations
The Company's business activities are subject to laws and regulations controlling not only the business activities, but also the effect of such activities on the environment. Compliance with such laws and regulations may necessitate additional capital outlays, affect the economics of a project, and cause changes or delays in the Company's activities.

Board of Directors
Willowtree Advisors, Inc.
Raleigh, NC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of Willowtree Advisors, Inc. (a development stage company) as of June 30, 2005 and 2004, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended and for the period from June 16, 2004 (inception) to June 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Willowtree Advisors, Inc. as of June 30, 2005 and 2004 and the results of its operations, stockholders' equity (deficit) and its cash flows for the years then ended, and for the period from June 16, 2004 (inception) to June 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company' s significant operating losses raise substantial doubt about its ability to continue as a going concern. Management's plans regarding the resolution of this issue are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
September 20, 2005

WILLOWTREE ADVISOR, INC.
(A Development Stage Company)
BALANCE SHEETS

	June 30,	June 30,
	2005	2004
ASSETS

CURRENT ASSETS
Cash	$-	$81
TOTAL ASSETS	$-	$81

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$6,564	$-
Advances from related party	21,412	13,050
TOTAL CURRENT LIABILITIES	27,976	13,050

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDER'S EQUITY (DEFICIT)
Common stock, $0.00001 par value, 100,000,000 shares authorized;
5,000,000 shares issued and outstanding	50	50
Additional paid-in capital	174,950	174,950
Accumulated deficit during development stage	(202,976)	(187,969)
	(27,976)	(12,969)

TOTAL LIABILITIES AND
STOCKHOLDER'S EQUITY (DEFICIT)	$-	$81

The accompanying notes are an integral part of these financial statements.

WILLOWTREE ADVISOR, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

				From Inception
				(June 16, 2004)
		Year Ended	Period Ended	through
		June 30,	June 30,	June 30,
		2005	2004	2005
REVENUES		$-	$-	$-

EXPENSES
Consulting services provided by director		-	174,950	174,950
General and administrative		100	19	119
Professional fees		14,907	13,000	27,907
Total Expenses		15,007	187,969	202,976

LOSS FROM OPERATIONS		(15,007)	(187,969)	(202,976)

PROVISION FOR INCOME TAX		-	-	-

NET LOSS		$(15,007)	$(187,969)	$(202,976)

BASIC AND DILUTED NET LOSS PER
SHARE	$	nil	$(0.04)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING		5,000,000	5,000,000

The accompanying note are an integral part of these financial statements.

WILLOWTREE ADVISOR, INC.
(A Development Stage Company)
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

				Deficit
				Accumulated	Total
			Additional	During	Stockholders'
	Common Stock		Paid-in	Development	Equity
	Shares	Amount	Capital	Stage	(Deficit)

Balance, June 16, 2004 (Inception)	-	$-	$-	$-	$-

Initial issuance of stock at $0.035 per share in
exchange for services and cash provided by
director	5,000,000	50	174,950	-	175,000

Net loss for the period ended June 30, 2004	-	-	-	(187,969)	(187,969)

Balance, June 30, 2004	5,000,000	50	174,950	(187,969)	(12,969)

Net loss for the year ended June 30, 2005	-	-	-	(15,007)	(15,007)

Balance, June 30, 2005	5,000,000	$50	$174,950	$(202,976)	$(27,976)

The accompanying note are an integral part of these financial statements.

WILLOWTREE ADVISOR, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

			From Inception
			(June 16, 2004)
	Year Ended	Year Ended	through
	June 30,	June 30,	June 30,
	2005	2004	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(15,007)	$(187,969)	$(202,976)
Adjustments to reconcile net loss to net cash provided:
Stock issued for services	-	174,950	174,950
Changes in assets and liabilities:
Advances from related parties	8,362	13,050	21,412
Increase (decrease) in accounts payable	6,564	-	6,564
Net cash provided (used) by operating activities	(81)	31	(50)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Stock issued for cash	-	50	50
Net cash provided by financing activities	-	50	50

NET INCREASE (DECREASE) IN CASH	(81)	81	-

CASH, BEGINNING OF PERIOD	81	-	-

CASH, END OF PERIOD	$-	$81	$-

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-
NON-CASH TRANSACTIONS:
Stock issued for services	$-	$174,950	$174,950

The accompanying note are an integral part of these financial statements.

WILLOWTREE ADVISOR, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2005

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Willowtree Advisor, Inc. (hereinafter "the Company") was incorporated on June 16, 2004 under the laws of the State of Nevada. The Company's fiscal year-end is June 30.

The Company maintains offices in Raleigh, North Carolina. The Company offers landscape advisory services, concentrating on the southeast region of the United States. As the Company is in the development stage, it has not realized any revenues from its planned operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States and have been consistently applied in the preparation of the financial statements.

Accounting Method
The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents
 The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Compensated Absences
 The Company currently does not have any employees. However, when the Company does have employees, its policy will be to recognize the cost of compensated absences when actually earned by employees.

Concentration of Risk
 The Company maintains its domestic cash in primarily one commercial bank in Raleigh, North Carolina. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. During the period ended June 30, 2005 and 2004, the Company did not have any balances exceeding this insured amount.

Derivative Instruments
 The Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting (SFAS) Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," (hereinafter "SFAS No. 133") as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities

WILLOWTREE ADVISOR, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2005

- Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities" and SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the consolidated balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

At June 30, 2005 and 2004, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Development Stage Activities
The Company has been in the development stage since its formation and has not realized any revenues from its operations. The Company is primarily engaged in the landscape advisory services business.

Earnings (Losses) Per Share
The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of "basic" and "diluted" earnings per share. Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. Basic and diluted loss per share were the same, as there were no common stock equivalents outstanding.

Estimates
 The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

WILLOWTREE ADVISOR, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2005

Fair Value of Financial Instruments
 The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," may include cash, receivables, advances, accounts payable and accrued expenses. All such instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at June 30, 2005 and 2004.

Going Concern
As shown in the financial statements, the Company incurred a net loss of $15,007 for the period ending June 30, 2005, has no revenues, has negative working capital and has an accumulated deficit of $202,976 since inception of the Company.

These factors indicate that the Company may be unable to continue in existence. The financial statements do not include any adjustments related to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence. The Company is actively seeking additional capital and management believes that this will enable the Company to continue its operations. However, there are inherent uncertainties and management cannot provide assurances that it will be successful in its endeavors.

The Company's management believes that significant and imminent private placements of stock will generate sufficient cash for the Company to continue to operate based on current expense projections. The Company anticipates it will require approximately $40,000 to continue operations in the fiscal year 2006. Management plans to sell stock through a public offering.

Property and Equipment
 As of June 30, 2005 and 2004, the Company did not own any property or equipment.

Provision for Taxes
 Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (hereafter "SFAS No. 109"). Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

At June 30, 2005 and 2004, the Company had net deferred tax assets calculated at an expected rate of 34% of approximately $9,500 and $4,400, respectively, principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been recorded.

WILLOWTREE ADVISOR, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2005

The significant components of the deferred tax assets at June 30, 2005 and 2004 were as follows:

	2005	2004
Net operating loss carryforward:	$27,976	$13,019

Deferred tax asset	$9,500	$4,400
Deferred tax asset valuation allowance	$(9,500)	$(4,400)
Net deferred tax asset	$-	$-

At June 30, 2005 and 2004, the Company has net operating loss carryforwards of approximately $27,900 and $13,000, respectively, which expire in the year 2025. The Company recognized $174,950 of losses for the issuance of common stock for services in 2004, which were not deductible for tax purposes and are not included in the above calculation of the deferred tax assets.

Recent Accounting Pronouncements
 In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153, "Exchange of Nonmonetary Assets an amendment of ARB Opinion No. 29." This statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion, however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 152, "Accounting for Real Estate Time-Shares Transactions," an amendment of Statement of Financial Accounting Standards Board No. 66, "Accounting for Sales of Real Estate," to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." This statement also amends Financial Accounting Standards Board Statement No. 67, "Accounting for Costs and Initial Rental

WILLOWTREE ADVISOR, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2005

Operations of Real Estate Projects," to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123, " Accounting for Stock Based Compensation" (hereinafter "SFAS No. 123R"). This statement supercedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS No. 123. This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans." The Company has determined that there was no impact to its financial statements from the adoption of this statement.

In November 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4." This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this statement will have any immediate material impact on the Company as the Company maintains no inventory.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (hereinafter "SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be

WILLOWTREE ADVISOR, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2005

classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has determined that this standard has no affect at this time.

Start-up Activities
Statement of Position 98-5 ("SOP 98-5"), "Accounting for the Costs of Start-Up Activities", was issued in April 1998 and requires all costs of start-up activities (as defined by the SOP) to be expensed as incurred. The Company has adopted this SOP and has expensed all start-up costs as incurred. Consequently, this statement will not have an additional impact on the Company.

Stock-Based Compensation
Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (hereinafter "SFAS No. 123"), defines a fair value-based method of accounting for stock options and other equity instruments. The Company has adopted this method, which measures compensation costs based on the estimated fair value of the award and recognizes that cost over the service period.

NOTE 3 - RELATED PARTY TRANSACTIONS

On occasion, the Company's shareholder pays corporate expenses. These related party payables, which have no specific due date, are unsecured and non-interest bearing and totaled $21,412 and $13,050 at June 30, 2005 and 2004, respectively. The shareholder has agreed that these related party payables will be paid from revenues from operations if and when the Company has generated sufficient revenue to repay this obligation.

The Company occasionally may utilize an office in the home of the Company's sole shareholder. No rent has been paid or accrued. At June 30, 2005 and 2004, the value of this occasional space utilization is considered materially insignificant for financial reporting purposes.

NOTE 4 - STOCKHOLDER'S EQUITY

The Company is authorized to issue 100,000,000 shares of $0.00001 par value common stock. Each holder of common stock has one, non-cumulative vote per share on all matters voted upon by the shareholders. During June 2004, the Company issued 5,000,000 shares of common stock to the company' s founder for initial services performed by the founder on behalf of the Company. These shares constituted the Company's initial issuance of shares. The initial services included: the formation of the Company, the development of its business and marketing plans; the preparation of the initial and revised financial statements and registration statement language; contracting with securities counsel and auditors; discussions with professional advisors, counsel, auditors, prospective vendors

WILLOWTREE ADVISOR, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2005

and consultants. These shares were deemed by the founder/director to have a value of $0.035 per share, or an aggregate value of $175,000, of which $174,950 was deemed to be allocated as services provided by director and $50 was cash paid for shares issued. At June 30, 2005, the Company had 5,000,000 shares of common stock outstanding.

The Company is also authorized to issue 100,000,000 shares of $0.00001 par value preferred stock. As of June 30, 2005 and 2004 no preferred stock had been issued.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Legal Fees
 The company has engaged an attorney to assist in the Company's registration process with the Securities and Exchange Commission. Upon the registration's acceptance by the S.E.C., the Company is obligated to pay an additional $10,000 in legal fees.

Compliance with Environmental Regulations
 The Company's business activities are subject to laws and regulations controlling not only the business activities, but also the effect of such activities on the environment. Compliance with such laws and regulations may necessitate additional capital outlays, affect the economics of a project, and cause changes or delays in the Company's activities.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Section 5 of the Articles of Incorporation of the company, filed as Exhibit 3.1 to our Form SB-2 registration statement.

2.	Article XII of the Bylaws of the company, filed as Exhibit 3.2 to our Form SB-2 registration statement.

3.	Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$100.00
Printing Expenses	$0.00
Accounting/administrative Fees and Expenses (1)	$5,000.00
Blue Sky Fees/Expenses	$0.00
Legal Fees/ Expenses (2)	$5,000.00
Escrow fees/Expenses	$0.00
Transfer Agent Fees	$0.00
Miscellaneous Expenses	$0.00
TOTAL	$10,000.00

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

a)

On November 23, 2004, we issued 5,000,000 shares of common stock as restricted securities to Cynthia Allison, our sole officer and director, in consideration of $50 and services valued at 174,950. The shares were sold pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933 in that Ms. Allison was given all information that is contained in Part I of a Form SB-2 registration statement and Ms. Allison is a sophisticated investor. No form of general advertising was used by us and no commission was paid to anyone in connection with the sale of the securities.

b)

In February 2006 we completed a private placement of 1,485,000 shares of common stock to 48 investors in consideration of $74,250. The shares were issued as restricted securities pursuant to the exemption from registration contained in Regulation 506 of the Securities Act of 1933 in that a Form D was filed with the Securities and Exchange Commission; an offering memorandum was delivered to all purchasers; and, all purchasers had a preexisting relationship with us. By preexisting relationship we mean that our president, Cynthia Allison, determined that each investor had such knowledge and experience in financial and business matters that he, she or it was capable of evaluating the merits and risks of the prospective investment and each had an established relationship with Ms. Allison through previous business dealings or as a result of personal friendship. All of the investors were accredited investors as that term is defined in Reg. D of the Securities Act of 1933. To our knowledge there are no connections, relationships or arrangements between them and any other entities other than as described herein.

ITEM 27.     EXHIBITS.

The following Exhibits are incorporated herein by reference from our Form SB-2 Registration Statement filed with the Securities and Exchange Commission, SEC file #333-117840 on August 2, 2004. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description

3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
99.1	Subscription Agreement.

The following documents are incorporated by reference from our Form 10-KSB filed with the Securities and Exchange Commission for the period ending June 30, 2005:

Exhibit No.	Document Description

14.1	Code of Ethics.
99.1	Audit Committee Charter.
99.2	Disclosure Committee Charter.

The following exhibits are filed with this Form SB-2 registration statement:

Exhibit No.	Document Description

5.1	Opinion of Conrad C. Lysiak, Attorney at Law
23.1	Consent of Williams & Webster, P.S., Certified Public Accountants
23.2	Consent of Conrad C. Lysiak

ITEM 28.     UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. File during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)     Include any additional or changed material information on the plan of distribution.

2.     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.     For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and,

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Raleigh, North Carolina on this 13th day of March 2006.

WILLOWTREE ADVISOR, INC.

BY:	CYNTHIA ALLISON
Cynthia Allison, President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary and sole member of the Board of Directors